WITHOUT PREJUDICE-FOR SETTLEMENT PURPOSES ONLY
PRIVILEGED PURSUANT TO FRE 408
AND ANY APPLICABLE STATE COUNTERPART

AGREEMENT AND RELEASE

        AGREEMENT AND RELEASE (collectively, this “Agreement”), dated as of March 31, 2003 between H. JAMES METSCHER (the “Executive”) and THE TALBOTS, INC., a Delaware corporation (the “Company”).

WITNESSETH

        WHEREAS, the Executive and the Company heretofore have entered into an Employment Agreement dated as of November 23, 1998 (the “Employment Agreement”); and

        WHEREAS, the Executive and the Company are parties to a Nonqualified Stock Option Agreement dated November 23, 1998, a Nonqualified Stock Option Agreement dated March 11, 1999, a Nonqualified Stock Option Agreement dated March 9, 2000, a Nonqualified Stock Option Agreement dated April 6, 2001, a Nonqualified Stock Option Agreement dated March 7, 2002, and a Restricted Stock Agreement dated November 23, 1998; and

        WHEREAS, the Executive’s employment with the Company has ended as of March 31, 2003 pursuant to paragraph 6(F) of the Employment Agreement, and the parties desire to memorialize the resolution of that employment.

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and understandings set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

        1.        The Employment Agreement and Resignation from Board of Directors. The Executive and the Company agree that the Employment Agreement shall be terminated as of the date referred to above and, except as provided in paragraph 7 thereof, shall have no further force or effect. The Executive hereby confirms that his term as a member of the Company’s Board of Directors shall have ended as of February 1, 2003.

        2.        Separation Payment, Benefits, and 1993 Executive Stock Based Incentive Plan.

             (A)        Separation Payment. Provided the Executive does not exercise his right to revoke this Agreement as set forth in paragraph 26 hereof, and subject to the Executive’s compliance with the terms of this Agreement, the Company shall pay to the Executive, in a lump sum, the gross amount of $1,338,360, less applicable federal, state and local tax withholdings. Such payment shall be made within five (5) business days after the expiration of the revocation period. In addition, to the extent such amounts have not been previously paid to the Executive, the Company shall pay at such time all salary and compensation owed to the Executive under the Employment Agreement for all periods through March 31, 2003, including, but not limited to, the Executive’s 2002 Management Incentive Program payment in the amount of $102,900, less applicable federal, state and local tax withholdings.

             (B)        Benefits. (a) The Executive shall continue to receive, on the same terms and conditions as in effect immediately prior to the date hereof, the medical and dental insurance benefits provided to the Executive pursuant to paragraph 4(B) of the Employment Agreement; and (b) the Company shall secure insurance and pay the premiums for either conversion policies and/or such other policies as may be necessary to provide the same or substantially the same disability and life insurance benefits as were in effect pursuant to paragraphs 4(A) and (B) of the Employment Agreement immediately prior to the termination of the Executive’s employment. The medical, dental, disability and life insurance coverages described above shall remain in effect from the time of such termination until the earlier of: (1) March 31, 2005; or (2) such time as the Executive is eligible to be covered by a comparable program of a subsequent employer. The Executive agrees to cooperate with the Company and its designated representatives by providing whatever information is necessary for the Company to purchase insurance policies with respect to such benefits. The Executive also agrees to notify the Company promptly if and when he begins employment with another employer and if and when he becomes eligible to participate in any benefit plans, programs or arrangements of another employer. Upon termination of group health benefits under this paragraph, the Executive shall be entitled to continue such benefits pursuant to applicable law.

             (C)        1993 Executive Stock Based Incentive Plan. The Executive agrees that he shall no longer be eligible to receive any additional awards pursuant to the Company’s Executive Stock Based Incentive Plan (the “Plan”). Except as provided below, the Executive also agrees that (1) the Executive shall not vest in the restricted stock awarded to the Executive pursuant to the Employment Agreement and the Restricted Stock Agreement between the Executive and the Company dated November 23, 1998, that shall not have vested on or before March 31, 2003; and (2) the Executive shall not vest in the stock options awarded to the Executive pursuant to the Employment Agreement and the Nonqualified Stock Option Agreements between the Executive and the Company dated April 6, 2001, and March 7, 2002 respectively, that shall not have vested on or before March 31, 2003. The Company and the Executive agree that the Executive’s right to exercise any stock options heretofore awarded to him by the Company which shall have vested on or before March 31, 2003 shall expire, if not exercised, on March 31, 2006. The Executive agrees that the Company shall be deemed to have exercised its repurchase option with respect to the 10,000 shares of Restricted Stock which are the subject of the Restricted Stock Agreement dated November 23, 1998 referred to above, and shall pay the Executive the sum of $100.00 for such shares. A Grant Detail Report showing, among other things, vested options and shares owned by the Executive as of March 31, 2003 is attached as Exhibit A. The Executive agrees that, until September 30, 2003, the Executive shall not, during any “Quiet Period” applicable to the Company’s Management Committee employees, including without limitation, the Company’s senior executive officers: (1) be entitled to exercise any vested stock options; or (2) engage in the purchase or sale of the Company’s Common Stock. A copy of the Company’s current “Quiet Period” calendar (the “Calendar”) is attached as Exhibit B. The Executive acknowledges that the Company reserves the right to amend the Calendar from time to time in its sole discretion. The Company agrees to provide the Executive with notice of Quiet Periods and changes thereto at the time it provides such notice to the Company’s employees. In addition, notwithstanding the provisions set forth in paragraph 18 below, the Executive agrees to notify the Company’s General Counsel prior to exercising any options or trading in the Company’s Common Stock to ascertain whether such transaction would violate any Quiet Period covered by this paragraph 2(C). Such notice shall be provided in accordance with paragraph 18, addressed to the Company’s General Counsel as set forth below:

The Talbots, Inc. 211 South Ridge Street Rye Brook, NY 10573 FAX: (914) 934-9136 Attn.: Senior Vice-President/General Counsel

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             (D)        Payments Under Benefit Plans. The Company acknowledges that the Executive is entitled to receive lump sum distributions under the Company’s 401(k) Retirement Savings Voluntary Plan, Supplemental Savings Plan, and Deferred Compensation Plan. The Company agrees that such payments shall be made to the Executive in accordance with the terms of those plans. A copy of the Retirement Plans Summary (“RPS”) applicable to the Executive is attached as Exhibit C.

        3.        Taxes and Benefits Withholdings. Federal, state and local tax withholdings will be made from the payments and benefits provided for in this Agreement as may be required by law and/or in accordance with the Company’s benefit plans. The Executive shall be solely responsible for the federal, state and local and other taxes normally paid by employees relating to these payments and benefits.

        4.        Release.

             (A)        The Executive’s Release of the Company. In consideration of the payments and benefits provided for in this Agreement (which the Executive acknowledges contains elements that he would not be entitled to unless he executes this Agreement and does not thereafter revoke his signature), the Executive agrees on his own behalf and on behalf of his heirs, successors, agents, executors, administrators and assigns (collectively, the “Releasors”) to release the Company and its present and former parent(s), subsidiaries, affiliates, divisions, branches, agencies and other offices and its and their respective present and former successors, assigns, officers, agents, representatives, affiliates, attorneys, fiduciaries, administrators, directors, stockholders and employees (collectively, the “Releasees”) from any and all liability to the Releasors arising from any and all acts including, but not limited to, those arising out of the Executive’s employment relationship with the Releasees or under any contract, tort, federal, state or local fair employment practice or civil rights law including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act of 1990 (“OWBPA”), the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the Massachusetts Fair Employment Practices Act, and all claims for workers’ compensation, wages, monetary or equitable relief, vacation, other employee fringe benefits, benefit plans or attorney’s fees, or any claim for physical or emotional distress or injuries, or any other duty or obligation of any kind or description up until the date of the Executive’s execution of this Agreement. This release shall apply to all known, unknown, unsuspected and unanticipated claims, liens, injuries and damages, including, but not limited to, claims of employment discrimination or claims sounding in tort or contract. This release shall not apply to any claims the Executive may have relating to (1) the Company’s performance of its obligations under this Agreement; (2) vested benefits the Executive may have under the Company’s benefit plans; and (3) the Company’s continuing obligations to the Executive pursuant to paragraph 7 of the Employment Agreement.

             (B)        Claims Against the Executive. The Company represents that as of the date hereof its Chief Executive Officer, Chief Financial Officer and its Senior Vice-President/Human Resources have no actual knowledge of any claim the Company has against the Executive.

        5.        Trade Secrets and Company Property. The Executive shall not disclose, use, transfer or sell any confidential information or proprietary data of the Releasees so long as such information or data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process or in connection with an administrative proceeding before a governmental agency. The Executive also understands and agrees that all books, handbooks, manuals, files, papers, memoranda, letters, facsimile or other communications which he had in his possession that were written, authorized, signed, received or transmitted during his employment are and remain the property of the Releasees, and, as such, are not to be removed from the Releasees’ offices. In addition, the Executive acknowledges that he has returned to the Releasees all confidential information and property of the Releasees in his possession. The Company represents that the Company’s current Senior Vice President/Human Resources is not aware of any Company property currently in the Executive’s possession.

        6.        Non-Disparagement. The Executive agrees not to make, or cause to be made, any written or oral statements about the Releasees that may disparage, criticize or injure the Releasees. Provided that an inquiry the Company receives about the Executive’s employment with the Company for a reference from a third party is directed solely to the Company’s current Chief Executive Officer, Chief Financial Officer, Chief Merchandising Officer, Executive Vice-President/Stores and/or Senior Vice-President/Human Resources, the Company agrees to respond to such inquiry by stating, in substance, that the Company policy with respect to such inquiries is limited to verifying the individual’s title and dates of employment. The Company further agrees to instruct the Company’s current Chief Executive Officer, Chief Financial Officer, Chief Merchandising Officer, Executive Vice President/Stores and Senior Vice President/Human Resources not to disparage, criticize or injure the Executive, provided, however, that the Executive agrees that if any Company executive identified above fails to comply with such instructions, the Executive agrees that he shall have no claim against the Company arising out of such failure.

        7.        Covenant Not to Sue.

             (A)        The Executive. The Executive represents and agrees that: (a) he has not filed any lawsuits against the Releasees in any court whatsoever; (b) he has not filed or caused to be filed any charges or complaints against the Releasees with any municipal, state or federal agency charged with the enforcement of any law; (c) he has not filed or caused to be filed any proceeding with any self-regulatory organization; and (d) pursuant to and as part of the Executive’s release of the Releasees herein, to the fullest extent permitted by law, and with the sole exception of the Executive’s right to bring a proceeding pursuant to OWBPA to challenge the validity of Executive’s release under the ADEA, the Executive shall not sue or file a charge, complaint, grievance or demand for arbitration in any forum or assist or otherwise participate in any claim, arbitration, suit, action, investigation or other proceeding of any kind that relates to any matter that involves the Releasees that occurred up to and including the date of the Executive’s execution of this Agreement. The Executive further agrees that he will pay all costs and expenses incurred by the Releasees in defending against any such suit, charge or complaint initiated by the Executive including attorney’s fees, and the Executive expressly waives any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action, or in connection with any action brought by a third party. Without limiting the foregoing waiver and release, the Executive further affirms that as of the date of this Agreement, he has no intention to bring any action or make any claim against the Releasees. Nothing in this paragraph shall prevent the Executive from exercising his rights under the OWBPA to challenge the validity of his waiver of ADEA claims as set forth in paragraph 4 of this Agreement nor from enforcing any claims the Executive may have relating to (1) the Company’s performance of its obligations under this Agreement; (2) vested benefits the Executive many have under the Company’s benefit plans; and (3) the Company’s continuing obligations to the Executive pursuant to paragraph 7 of the Employment Agreement.

             (B)        The Company. The Company represents and agrees that, as of the date hereof, it has not filed any lawsuits against the Executive in any court whatsoever. The Company also agrees that if such representation is not correct it will pay all costs and expenses incurred by the Executive in defending against any such suit initiated by the Company including attorneys’ fees, and the Company expressly waives any claim to any form of monetary or other damages, or any form of recovery or relief in connection with any such action.

        8.        Legal Process and Litigation. The Executive agrees that, in the event that he is served with legal process or other request purporting to require him to testify, plead, respond or defend and/or produce documents at a legal proceeding, threatened proceeding, investigation or inquiry involving the Releasees, he will: (1) refuse to provide testimony or documents absent a subpoena, court order or similar process from a regulatory agency; (2) within three (3) business days or as soon thereafter as practical, provide oral notification to the Company’s Senior Vice-President/Human Resources of his receipt of such process or request to testify or produce documents; and (3) provide to the Company’s Senior Vice-President/Human Resources by overnight delivery service a copy of all legal papers and documents served upon him. The Executive further agrees that in the event he is served with such process, he will meet and confer with the Company’s designee(s) in advance of giving such testimony or information. The Company agrees that, subject to the foregoing, nothing herein shall be construed to limit the Executive’s right to testify truthfully in any such proceeding, investigation or inquiry. The Executive also agrees to cooperate fully with the Releasees in connection with any existing or future litigation against the Releasees, whether administrative, civil or criminal in nature, in which and to the extent the Releasees notify the Executive in writing that the Executive’s cooperation is necessary. The Company agrees to reimburse the Executive for the Executive’s reasonable out-of-pocket expenses (including, without limitation, attorneys’ and paralegals’ fees) incurred and to compensate the Executive at the rate of $2,250 per day in connection with the performance of the Executive’s obligations under this paragraph 8. The Company agrees that the Executive shall have the right to choose his own attorney in connection with the performance of the Executive’s obligations hereunder. The Executive agrees that he shall make himself available at such times and dates as are reasonably and mutually convenient to the parties, in light of the Executive’s business and work commitments at any such time.

        9.        Confidentiality. The Executive agrees that to the maximum extent permitted by law, neither he nor anyone acting on his behalf will discuss or disclose the terms, contents or execution of this Agreement or the facts and circumstances underlying it, except in the following circumstances: (1) to his immediate family provided the person(s) to whom the information is to be disclosed are informed of this paragraph and agree to be bound by it; (2) to the extent necessary (a) to his accountant or bona fide tax advisors, (b) to taxing authorities, if requested by such authorities and so long as they are advised in writing of the confidential nature of the Agreement, or (c) to his legal counsel; (3) pursuant to subpoena or court order after notice as provided in paragraph 8 above; or (4) in a legal proceeding concerning the enforcement or interpretation of the provisions of this Agreement. The Company agrees that the provisions of this paragraph shall not apply to any information which is disclosed by the Company in any of its filings with the United States Securities and Exchange Commission.

        10.        No Violations of Law. This Agreement may not be cited as, and does not constitute an admission by the Releasees or the Executive of any violation of any federal, state or local law or any duty whatsoever, whether based in statute, common law, or otherwise, and the Releasees and the Executive expressly deny that any such violation has occurred as to each other or any other person.

        11.        Breach by the Executive. The Executive acknowledges and agrees that if he breaches any of his promises in this Agreement, for example, by filing or prosecuting a lawsuit or charge based on claims that he has released, or if any representation made by him in this Agreement was false when made, or if he breaches any of the provisions contained in paragraphs 5, 6, 7, 8, 9, 13 or 14 of this Agreement, such conduct would cause great damage and injury to the Releasees and that such provisions provide a material element of the Company’s consideration for and inducement to enter into this Agreement. The Executive further agrees that the Releasees may, in addition to pursuing any other remedies that they may have in law or in equity, obtain an injunction against the Executive from any court having jurisdiction over this matter, restraining any further violations of this Agreement.

        12.        Agreement Not Admissible. The terms of this Agreement, including all facts, circumstances, statements and documents relating thereto, shall not be admissible or submitted as evidence in any litigation in any forum for any purpose, other than to secure enforcement of the terms and conditions of this Agreement.

        13.        No Hire. During the two-year period from April 1, 2003 through March 31, 2005, the Executive shall not employ or retain (or participate in or arrange for the employment or retention of) any person who was employed or retained by the Company or any of its parents, subsidiaries, affiliates and divisions within the six-month period immediately preceding such employment or retention, provided, however, that this paragraph shall not apply to individuals whose employment was terminated by the Company. It is acknowledged that the Executive may be employed by another employer in the future and that the hiring of a Company employee without the Executive’s knowledge or without his participating in such hiring does not constitute a breach of this paragraph.

        14.        Future Employment. The Executive agrees that the Executive shall not seek employment, re-employment, reinstatement, or any remunerative relationship with the Company in the future. The Executive hereby waives any rights that may accrue to the Executive and releases the Company from any liability that may arise against the Company because of any denial of employment, re-employment, reinstatement or any other remunerative relationship and agrees to hold the Company harmless for all costs or fees it incurs as a result of the Executive’s breach of this paragraph.

        15.        Enforceability and Severability. It is the intention of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof, shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible. However, the illegality or unenforceability of any such provision shall have no effect on, and shall not impair the enforceability of the release language set forth in paragraph 4 above, provided that, if a court of competent jurisdiction in an action or proceeding to which the Executive is a party determines that the release language set forth in paragraph 4 is unenforceable in any respect, the Executive shall be required to re-execute a revised release and shall not be entitled to any additional consideration therefor.

        16.        Assignment and Binding Effect. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto, and their successors (including successors by merger, consolidation or similar transactions), permitted assigns, executors, administrators, personal representatives, heirs and distributees.

        17.        No Conflict. The Executive and the Company each hereby represents and warrants to the other that the execution, delivery and performance of this Agreement by him or it (as the case may be) shall not violate any agreement or other obligation of any kind, written or oral, to which he or it is subject.

        18.        Notices. All notices hereunder shall be given in writing by personal delivery (which shall include delivery by overnight couriers such as Federal Express), facsimile or prepaid registered or certified mail, return receipt requested, to the addresses of the proper parties as set forth below:

TO THE EXECUTIVE:
H. JAMES METSCHER
40 Hawkins Place
Duxbury, MA 02332
Fax number -

WITH A COPY TO:
Jay Darby, Esq
Greenberg Traurig
1 International Place, 3rd Floor
Boston, MA 02110
Fax number- 617-310-6001

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TO THE COMPANY:
The Talbots, Inc.
One Talbots Drive
Hingham, MA 02043
Attn: Senior Vice-President/Human Resources
Fax number - 781-741-4506

WITH A COPY TO:
Stanley L. Kay, Esq
Epstein Becker & Green, P.C
250 Park Avenue
New York, NY 10177
Fax number - 212-351-4830

Any notice given as aforesaid shall be deemed received upon actual delivery. Any party hereto (or any person designated to receive a copy of any notice) may change his or its designated address by notice served as herein set forth upon the other party designated to receive notice.

        19.        Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be wholly performed in that state without regard to its conflicts of laws provisions.

        20.        Headings. The paragraph headings contained in this Agreement are for convenience of reference only and are not intended to determine, limit or describe the scope or intent of any provision of this Agreement.

        21.        Number and Gender. Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

        22.        Entire Agreement. Except as provided for in paragraph 1 hereof, this Agreement contains the entire understanding between and among the parties, and supersedes any and all prior or contemporaneous understandings and agreements, written or oral, including, but not limited to, the Employment Agreement, a Restricted Stock Agreement dated November 23, 1998, a Nonqualified Stock Option Agreement dated November 23, 1998, a Nonqualified Stock Option Agreement dated March 11, 1999, a Nonqualified Stock Option Agreement dated March 9, 2000, a Nonqualified Stock Option Agreement dated April 6, 2001, and a Nonqualified Stock Option Agreement dated March 7, 2002, provided, however, that paragraphs 2, 4, 5 and 9 through 14 of the Nonqualified Stock Option Agreements dated March 9, 2000, April 6, 2001 and March 7, 2002 respectively, and paragraphs 3, 5, 6 and 10 through 15 of the Nonqualified Stock Option Agreements dated November 23, 1998 and March 11, 1999 respectively, shall remain in full force and effect. In the event of any conflict between the terms of the nonqualified stock option agreements referred to above and this Agreement, this Agreement shall control.

        23.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute one instrument.

        24.        Amendments. This Agreement may not be amended except by a writing executed by the party against whom or which such amendment is to be enforced.

        25.        Waiver. The failure of the Executive or the Company to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

        26.        Right to Counsel and Effective Date. The Executive hereby acknowledges that he has up to twenty-one (21) days from the date he receives this Agreement within which to consider its terms, and that he has been advised that during such period he should consult an attorney regarding its terms. The Executive further acknowledges that his signature below indicates that he is entering into this Agreement freely, knowingly and voluntarily with a full understanding of its terms. Further, the terms of this Agreement shall not become effective or enforceable until seven (7) days following the date of its execution by the Executive, during which time he may revoke the Agreement by so notifying the Company in writing in the manner set forth above in paragraph 18.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

        Read carefully. This Agreement has important legal consequences.

H. JAMES METSCHER /s/ H. JAMES METSCHER —————————————— March 31, 2003 —————————————— Date	THE TALBOTS, INC. By: /s/ STUART STOLPER —————————————— Name: Stuart Stolper Title: Senior Vice President April 2, 2003 —————————————— Date

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